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[LOGO] McGladrey & Pullen
Certified Public Accountants

                                                   18401 VON KARMAN AVENUE
                                                   5TH FLOOR
                                                   IRVINE, CA 92679
                                                   O 949.255.6500 F 949.255.5901



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the use in the Application for Approval of Minority Stock Issuance by a Stock Holding Company Subsidiary of a Mutual Holding Company of K-Fed Bancorp on Form MHC-2 filed with the Office of Thrift Supervision and the Registration Statement of K-Fed Bancorp on Form S-1/A (No. 333-111029) filed with the Securities and Exchange Commission, of our report dated July 11, 2003 appearing in the prospectus which is part of this Application and Registration Statement.

     We also consent to the reference to our firm under the heading "Experts" in this registration statement on Form S-1/A.


/s/ McGladrey & Pullen, LLP

Irvine, California


February 9, 2004